Exhibit 99.4

Condensed Consolidated Financial Statements

U.S. Well Services, LLC

For the quarterly period ended September 30, 2018

1

U.S. WELL SERVICES, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,799	$5,923
Restricted cash	506	503
Accounts receivable (net of allowance for doubtful accounts of $1,007 in 2018 and $438 in 2017)	71,071	74,435
Inventory, net	11,770	12,436
Prepaids and other current assets	13,687	12,987
Total current assets	117,833	106,284
Property and equipment, net	276,423	251,288
Intangible assets, net	29,989	36,295
Goodwill	4,971	4,971
Deferred financing costs, net	7,245	8,758
TOTAL ASSETS	$436,461	$407,596

LIABILITIES & MEMBER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	134,283	86,582
Accrued expenses and other current liabilities	16,633	12,157
Notes payable, current portion	5,814	1,446
Current portion of long-term equipment financing	12,406	22,767
Current portion of long-term capital lease obligation	11,008	9,551
Current portion of long-term debt to related party	8,549	6,839
Total current liabilities	188,693	139,342
Long-term equipment financing	6,085	4,314
Long-term capital lease obligation	889	9,490
Long-term debt to related party	212,311	210,187
TOTAL LIABILITIES	407,978	363,333
Commitments and contingencies (NOTE 14)
MEMBER'S EQUITY
Member's interest	140,678	137,885
Accumulated deficit	(112,195)	(93,622)
Total Member's Equity	28,483	44,263
TOTAL LIABILITIES & MEMBER'S EQUITY	$436,461	$407,596

See accompanying notes to condensed consolidated financial statements.

2

U.S. WELL SERVICES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Successor	Successor	Successor	Successor	Predecessor
	Three months	Three months	Nine months	February 2, 2017	January 1, 2017
	ended	ended	ended	to	to
	September 30,	September 30,	September 30,	September 30,	February 1,
	2018	2017	2018	2017	2017

Revenue	$166,173	$122,819	$530,411	$317,405	$32,867
Costs and expenses:
Cost of services (excluding depreciation and amortization)	137,452	100,556	427,243	270,614	28,053
Depreciation and amortization	26,765	23,513	77,547	63,014	4,920
Selling, general and administrative
expenses	5,248	4,091	14,863	12,369	1,281
Impairment loss on intangible assets	-	-	-	20,247	-
Loss (gain) on disposal of assets	(126)	2,829	7,990	8,514	201
Income (loss) from operations	(3,166)	(8,170)	2,768	(57,353)	(1,588)
Interest expense, net	(7,387)	(6,444)	(21,672)	(15,673)	(4,067)
Other income	9	35	331	69	1
Net loss	$(10,544)	$(14,579)	$(18,573)	$(72,957)	$(5,654)

See accompanying notes to condensed consolidated financial statements.

3

U.S. WELL SERVICES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Successor	Successor	Predecessor
	Nine months	February 2, 2017	January 1, 2017
	ended	to	to
	September 30, 2018	September 30, 2017	February 1, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,573)	$(72,957)	$(5,654)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	77,547	63,014	4,920
Impairment loss on intangible assets	-	20,247
Provision for losses on accounts recevable	569	-	-
Provision for losses on inventory obsolescence	93	-	-
Non-cash interest	7,196	12,530	3,155
SMRF Interests present value adjustment	-	-	117
Loss on disposal of assets	7,990	8,514	201
Amortization of discount on debt	-	-	54
Deferred financing costs amortization	1,569	1,262	112
Unit based compensation expense	2,802	3,668	-
Changes in assets and liabilities:
Restricted cash	(3)	-	-
Accounts receivable	2,794	(20,920)	(10,175)
Inventory	1,364	(6,427)	(137)
Prepaids and other current assets	(4,514)	(6,857)	(414)
Other non-current assets	-	-	113
Accounts payable	800	17,220	2,446
Accrued liabilities	4,477	1,107	2,485
Net cash provided by (used in) operating activities	84,111	20,401	(2,777)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(58,557)	(43,355)	-
Insurance proceeds from damaged property and equipment	8,011	19	-
Net cash used in investing activities	(50,546)	(43,336)	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of revolving credit facility	-	43,825	2,500
Repayments of revolving credit facility	-	(15,475)	-
Repayments of long-term debt to related party	(3,420)	-	-
Proceeds from issuance of note payable	6,513	4,113	-
Repayments of note payable	(2,145)	(2,015)	(276)
Repayments of amounts under equipment financing agreements	(12,484)	(733)	(428)
Payment to re-acquire JMRF Interest	-	(29)	-
Principal payments under finance lease obligation	(7,144)	(566)	(5)
Cash distribution to partners	(9)	-	-
Deferred financing costs	-	(2,200)	(318)
Net cash provided by (used in) financing activities	(18,689)	26,920	1,473
Net increase (decrease) in cash and cash equivalents	14,876	3,985	(1,304)
Cash and cash equivalents, beginning of period	5,923	3,888	5,192
Cash and cash equivalents, end of period	$20,799	$7,873	$3,888

See accompanying notes to condensed consolidated financial statements.

4

U.S. WELL SERVICES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(In thousands)

	Successor	Successor	Predecessor
	Nine months	February 2, 2017	January 1, 2017
	ended	to	to
	September 30, 2018	September 30, 2017	February 1, 2017
Supplemental cash flow disclosure:
Interest paid, net of amounts capitalized	$12,586	$1,610	$66
Non-cash investing and financing activities:
Accrued and unpaid capital expenditures	49,199	20,646	2,251
Assets under finance lease obligations	-	21,330	-
Notes payable for purchases of equipment	3,893	2,020	-
Deferred finance cost related to issuance of Class B units by Holdings	-	8,271	-

See accompanying notes to condensed consolidated financial statements.

5

U.S. WELL SERVICES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF MEMBER'S EQUITY

(Unaudited)

(In thousands)

			Total
	Member's	Accumulated	Member's
	Interest	Deficit	Equity
Balance, December 31, 2017	$137,885	$(93,622)	$44,263
Deemed contribution related to unit-based compensation	2,802	-	2,802
Cash distribution to partners	(9)	-	(9)
Net loss	-	$(18,573)	(18,573)
Balance, September 30, 2018	$140,678	$(112,195)	$28,483

See accompanying notes to condensed consolidated financial statements.

6

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

NOTE 1 – DESCRIPTION OF BUSINESS

On February 21, 2012, U.S. Well Services, LLC (the “Company,” “we,” “our” or “USWS”) was formed as a Delaware limited liability company. The Company is a Houston, Texas based oilfield service provider of well stimulation services to the upstream oil and natural gas industry. We engage in high-pressure hydraulic fracturing in unconventional oil and natural gas basins. The fracturing process consists of pumping a specially formulated fluid into perforated well casing, tubing or open holes under high pressure, causing the underground formation to crack or fracture, allowing nearby hydrocarbons to flow more freely up the wellbore.

On February 2, 2017, we completed transactions pursuant to which newly formed entity USWS Holdings LLC (“Holdings”) acquired (the “Acquisition”) all of our outstanding equity interests. Holdings, a Delaware limited liability company, was formed for the purpose of effecting the Acquisition and had no operations of its own. Holdings accounted for the Acquisition as a business combination under the acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed were recorded at fair value with the remaining purchase price recorded as goodwill (see Note 4). The Company elected to push down the effects of the Acquisition to its consolidated financial statements.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements for the periods beginning and subsequent to February 2, 2017 represent the financial information of the Company and its subsidiaries subsequent to the Acquisition and are labeled as Successor (“Successor”). The financial statements prior to and including February 1, 2017 represent the financial information of the Company prior to the Acquisition, and are labeled as Predecessor (“Predecessor”). Due to the change in the basis of accounting resulting from the Acquisition, the Company’s consolidated financial statements for these reporting periods are not comparable.

The condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting. Accordingly, certain information and disclosures normally included in our annual consolidated financial statements have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2017. In the opinion of management, the condensed consolidated financial statements contain all adjustments of a normal, recurring nature considered necessary for a fair presentation of the interim periods.

Certain prior year amounts in these consolidated financial statements have been reclassified to conform to the current period’s reporting format.

The Company has evaluated subsequent events through November 13, 2018, the date the financial statements were available to be issued.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated upon consolidation.

Business Combination

The Company accounts for business combinations under the acquisition method of accounting. Under this method, acquired assets, including separately identifiable intangible assets, and any assumed liabilities are recorded at their acquisition date estimated fair value. The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions.

Concurrent with the Acquisition, the Company elected to apply pushdown accounting. Pushdown accounting refers to the use of the acquirer’s basis in the preparation of the acquiree’s separate financial statements as the new basis of accounting for the acquiree. See Note 4 for a discussion of the Acquisition and the related impact of pushdown accounting on the Company’s consolidated financial statements.

7

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances. Significant estimates included in these financial statements primarily relate to allowance for doubtful accounts, allowance for inventory obsolescence, estimated useful lives and valuation of property and equipment and intangibles, impairment assessments of goodwill and other intangibles, Level 2 inputs used in fair value estimation of senior term loans, accounting for business combination, and the assumptions used in our Black-Scholes and Monte Carlo option pricing models associated with the valuation of unit-based compensation. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with an original maturity at the date of acquisition of three months or less. Cash and cash equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Restricted Cash

Cash and cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements are recorded in restricted cash in our consolidated balance sheets. The restricted cash in our consolidated balance sheet represents cash transferred into a trust account to support our workers compensation obligations and is classified in operating activity in our consolidated statement of cash flows as it is directly related to the operations of the business.

Inventory

Inventory consists of proppant, chemicals, and other consumable materials and supplies used in our pressure pumping and related services, including our high-pressure hydraulic fracturing operations. Inventories are stated at the lower of cost or net realizable value. Cost is determined principally on a first-in-first-out cost basis. All inventories are purchased and used by the Company in the delivery of its services with no inventory being sold separately to outside parties. Inventory quantities on hand are reviewed regularly and write-downs for obsolete inventory is recorded based on estimated forecast of the inventory item demand in the near future. As of September 30, 2018 and December 31, 2017, the Company has established inventory reserves of $543 and $450, respectively, for obsolete and slow-moving inventory.

On certain contracts with our proppant vendors, we take ownership of proppant as it leaves the sand mines. These in transit inventories are recognized as part of Inventory in our balance sheets. As of September 30, 2018 and December 31, 2017, in transit inventories amounted to $1,327 and $1,163, respectively.

Property and Equipment

Property and equipment are carried at cost, with depreciation provided on a straight line basis over their estimated useful lives. Expenditures for renewals and betterments that extend the lives of the assets are capitalized. Amounts spent for maintenance and repairs, which do not improve or extend the life of the related asset, are charged to expense as incurred. An allocable amount of interest on borrowings is capitalized for assets and equipment during their construction period.

Long-lived Assets

Long-lived assets, such as property and equipment and amortizable identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When making this assessment, the following factors are considered: current operating results, trends and prospects, as well as the effects of obsolescence, demand, competition and other economic factors. We determine recoverability by evaluating whether the undiscounted estimated future net cash flows of the asset or asset group are less than its carrying value. When impairment is indicated, we proceed to Step 2 of the impairment test and measure the impairment as the amount by which the assets carrying value exceeds its fair value. Management considers a number of factors such as estimated future cash flows, appraisals and current market value analysis in determining fair value. Assets are written down to fair value if the concluded current fair value is below the net carrying value.

8

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

Goodwill

Goodwill is not amortized, but is reviewed for impairment annually as of December 31, or more frequently when events or changes in circumstances indicate that the carrying value may not be recoverable. Judgements regarding indicators of potential impairment are based on market conditions and operational performance of the business.

Deferred Financing Costs

Costs incurred to obtain financing are capitalized and amortized to interest expense using the effective interest method over the contractual term of the debt. At the balance sheet date, deferred financing costs related to the senior term loans are presented as a direct deduction from the debt liability, while deferred financing costs related to the revolver facility are presented as deferred financing costs, net.

Fair Value of Financial Instruments

Fair value is defined under Accounting Standards Codification (ASC) 820, Fair Value Measurement, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels are defined as follows:

Level 1–inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2–inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3–inputs are unobservable for the asset or liability.

The following is a summary of the carrying amounts and estimated fair values of our financial instruments as of September 30, 2018 and December 31, 2017:

Cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities. These carrying amounts approximate fair value because of the short maturity of the instruments or because the carrying value is equal to the fair value of those instruments on the balance sheet dates.

Senior Term Loans. The estimated fair value of the Senior Term Loans amounted to $189,452 and $167,417 as of September 30, 2018 and December 31, 2017, respectively, and was estimated using discounted cash flow methodology based on Level 2 inputs.

Revenue Recognition

Revenues are recognized as services are completed and collectability is reasonably assured. With respect to our hydraulic fracturing services, we recognize revenue upon the completion of each fracturing stage and invoice our customers either on a per stage or per well basis. We have certain contracts with fixed monthly service revenues that are recognized and invoiced monthly. We also have a certain contract that requires a minimum number of stages, measured quarterly, with the Company recognizing additional revenue for any shortfall in stages completed. Revenues on consumables such as sand and chemicals that we use in the performance of our services are also recognized upon the completion of each fracturing stage. We typically complete multiple fracturing stages per day during the course of a job. Revenues are recognized as we meet our performance obligations in accordance with such contracts.

Accounts Receivable

Accounts receivable are recorded at their outstanding balances adjusted for an allowance for doubtful accounts. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each debtor. Receivable balances are charged off when they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. The Company recorded an allowance for doubtful accounts amounting to $1,007 and $438 as of September 30, 2018 and December 31, 2017, respectively.

9

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

Major Customer and Concentration of Credit Risk

The concentration of our customers in the oil and natural gas industry may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. We perform ongoing credit evaluations of our customers and do not generally require collateral in support of our trade receivables.

The following table shows the percentage of revenues from our significant customers for the three months ended September 30, 2018 and 2017 (Successor), and for the nine months ended September 30, 2018 (Successor), the period of February 2 through September 30, 2017 (Successor), and the period of January 1 through February 1, 2017 (Predecessor):

	Successor	Successor	Successor	Successor	Predecessor
	Three months	Three months	Nine months	February 2, 2017	January 1, 2017
	ended	ended	ended	to	to
	September 30,	September 30,	September 30,	September 30,	February 1,
	2018	2017	2018	2017	2017
Customer A	30.5%	28.2%	28.9%	41.2%	53.5%
Customer B	17.9%	30.5%	21.3%	28.4%	42.8%
Customer C	10.6%	11.4%	11.3%	*	*
Customer D	15.1%	*	13.3%	*	*
Customer E	15.7%	*	12.9%	*	*
Customer F	*	10.5%	*	*	*
Customer G	*	11.0%	*	*	*
Customer H	10.1%	*	*	*	*

An asterisk indicates that revenue is less than ten percent

The following table shows the percentage of trade receivables from our significant customers as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Customer A	24.8%	21.5%
Customer B	25.9%	30.5%
Customer C	*	10.6%
Customer D	20.2%	15.8%
Customer E	14.3%	*

An asterisk indicates that revenue is less than ten percent

Unit-Based Compensation

The Company accounts for unit-based awards issued to employees and nonemployees in accordance with the guidance on share-based payments. Accordingly, employee unit-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period, or upon the occurrence of certain vesting events. Forfeitures are recognized as they occur. Certain unit-based awards only vest if there is a liquidation or exit event which results in a distribution to all of the Company’s equity units, where the value of the equity of the Company falls within certain predetermined levels, and subject to the holder remaining continuously actively employed with the Company through the date of the qualifying event. The Company does not recognize any compensation expense on these awards until the qualifying event is deemed probable. The Company does not deem the qualifying event probable until it occurs. Additionally, unit-based awards to nonemployees are expensed over the period in which the related services are rendered. The grant-date fair value of the awards is estimated using the Black-Scholes option-pricing model, or probability-weighted discounted cash flow model and market valuation approaches. The Class G Units of Holdings (Successor) and the Company’s Series D Units (Predecessor) are not publicly traded and have not been traded privately, therefore the values were determined based on inputs that are estimated based on similar entities with publicly traded securities.

10

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

Income Taxes

The Company is a limited liability company and is treated as a partnership for federal and certain state income tax purposes. No provision or benefit for federal or certain state income taxes is included in the financial statements of the Company because the results of operations are allocated to the members for inclusion in their income tax returns. In certain state jurisdictions the Company may be subject to income-based taxes. In such instances, the Company accounts for state income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is responsible for franchise tax in Texas. This amount is reflected as selling, general and administrative expense in the consolidated statement of operations.

As of September 30, 2018 and December 31, 2017, there are no deferred tax assets or liabilities, pertaining to state income-based taxes that we are required to disclose.

NOTE 3 – ACCOUNTING STANDARDS

Recent Accounting Pronouncements Not Yet Adopted

In July 2018, the FASB issued ASU 2018-11, “Leases (Topic842): Targeted Improvements”, which provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP (Topic 840, Leases). The amendments also provide lessors with a practical expedient, by class of underlying asset, to not separate non-lease components from the associated lease component and, instead, to account for those components as a single component if the non-lease components otherwise would be accounted for under the new revenue guidance (Topic 606) and certain criteria are met: If the non-lease component or components associated with the lease component are the predominant component of the combined component, an entity is required to account for the combined component in accordance with Topic 606. Otherwise, the entity must account for the combined component as an operating lease in accordance with Topic 842. The new guidance will be effective for non-public business entities for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of adopting the new guidance on the consolidated financial statements.

In July 2018, the FASB issued ASU 2018-10, “Codification Improvements to Topic 842, Leases”. The amendments affect narrow aspects of the guidance issued in the amendments in ASU 2016-02 including those regarding residual value guarantees, rate implicit in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase option, variable lease payments that depend on an index or a rate, investment tax credits, lease term and purchase option, transition guidance for amounts previously recognized in business combinations, certain transition adjustments, transition guidance for leases previously classified as capital leases under Topic 840, transition guidance for modifications to leases previously classified as direct financing or sales-type leases under Topic 840, transition guidance for sale and leaseback transactions, impairment of net investment in the lease, unguaranteed residual asset, effect of initial direct costs on rate implicit in the lease, and failed sale and leaseback transactions. The new guidance will be effective for non-public business entities for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of adopting the new guidance on the consolidated financial statements.

11

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

In January 2017, the FASB issued ASU 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which eliminates the second step of the previous two-step quantitative test of goodwill impairment. Under the new guidance, the quantitative test consists of a single step in which the carrying amount of the reporting unit is compared to its fair value. An impairment charge would be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the amount of the impairment would be limited to the total amount of goodwill allocated to the reporting unit. The guidance does not affect the existing option to perform the qualitative assessment for a reporting unit to determine whether the quantitative impairment test is necessary. The new guidance will be effective for non-public entities for fiscal years beginning after December 15, 2021; however, early adoption is permitted. The Company is currently evaluating the impact of adopting the new guidance on the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-1, “Business Combinations (Topic 805): Clarifying the Definition of a Business”, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The new guidance will be effective for non-public business entities for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adopting the new guidance on the consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230), Restricted Cash”, which requires companies to include in their cash and cash-equivalent balances in the statement of cash flows those amounts that are deemed to be restricted and restricted cash equivalents. The guidance will be effective for non-public business entities for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which modifies certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards, and classification in the statement of cash flows. ASU 2016-9 will be effective for non-public business entities for fiscal years beginning after December 15, 2017 and interim periods within fiscal years beginning after December 15, 2018. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-2, “Leases (Topic 842).” The new guidance, among other things, requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. ASU 2016-2 will be effective for non-public business entities for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all entities upon issuance. The Company is currently evaluating the impact of adopting the new guidance on the consolidated financial statements.

In May 2014 the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” and subsequent amendments thereto. This pronouncement requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration which the entity expects to be entitled to in exchange for those goods and services. In August 2015, the FASB deferred the effective date of ASU 2014-09. Accordingly, this standard is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, with early adoption permitted for interim and annual periods beginning on or after December 15, 2016. Since the original issuance of ASU 2014-09, the FASB has issued several amendments and updates to this guidance. We are currently determining the impacts of the new standard. Our planned approach includes performing a detailed review of key contracts representative of our different pricing structures and comparing historical accounting policies and practices to the new accounting guidance. Our preliminary assessment has not identified any expected material impacts on the timing and measurement of revenue from the adoption of the standard. However, this assessment is preliminary and could change based on the detailed analysis that we have yet to complete. We plan on adopting this standard utilizing the modified retrospective approach.

12

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

NOTE 4 – ACQUISITION

On February 2, 2017 (“Acquisition date”), Holdings acquired all of the Company’s outstanding equity interests. The purchase price was $275,068, which consisted of noncash consideration in the form of New Senior Term Loan (see Note 10) amounting to $150,000 and equity issued by Holdings amounting to $125,068. Also on the Acquisition date, Holdings also issued Class B units to the lenders of the new revolving commitment (see Note 10) for providing commitment to the revolver. These Class B units were valued at $8,271 and recorded as deferred financing costs (see Note 10).

The Acquisition resulted in a new basis of accounting for the Company, and in accordance with the Company’s election to apply pushdown accounting, the impact of the Acquisition has been recognized in the Successor period of the Company’s consolidated financial statements. The following table summarizes the final allocation of the purchase price to the assets acquired and liabilities assumed:

As of February 2, 2017
Assets acquired:
Cash and cash equivalents	$3,888
Restricted cash	500
Accounts receivable	39,156
Inventory	9,014
Prepaids and other current assets	5,634
Property and equipment	224,318
Intangible assets	65,479
Goodwill	4,971
Deferred financing costs	318
Total assets acquired	353,278
Liabilities assumed:
Accounts payable	40,299
Accrued liabilities	19,407
Notes payable	1,397
Current portion of long-term debt	1,216
Long-term debt	387
Revolving credit facility	15,475
JMRF Interest	29
Total liabilities assumed	78,210
Net assets acquired	$275,068

As a result of the Company pushing down the effects of the Acquisition recorded by Holdings, certain accounting adjustments are reflected in the Company’s consolidated financial statements, as discussed below.

The Company recorded goodwill of $4,971 in the Successor consolidated balance sheet.

The fair value of order backlog was estimated using the multi-period excess earnings method. This method evaluates the present worth of the future economic benefits that accrue to a hypothetical owner of the order backlog by accounting for all other contributions to earnings. The benefits of future earnings are discounted at a rate of return that is commensurate with the asset’s particular risk level. The fair value of order backlog acquired as a result of the Acquisition was $37,736.

The fair value of covenants not to compete was estimated using the with-and-without method, which is an incremental income method under the income approach. This method assumes that the value of the intangible asset is equal to the difference between the present value of the prospective cash flows with and without the intangible asset in place. The fair value of covenants to compete acquired as a result of the Acquisition was $1,524.

13

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

The fair values of trademarks and patents were estimated using the relief from royalty method. In this method, the subject intangible asset is valued by reference to the amount of royalty income it could generate if it was licensed in an arm’s length transaction to a third party. The fair values of trademarks and patents acquired as a result of the Acquisition were $3,132 and $22,955, respectively.

The fair value of customer relationship was estimated using cost approach, whereby we assume that all customer relationships are suddenly lost, and the fair value is the cost associated with the Company’s salesforce acquiring a new set of customers equivalent to those lost. The fair value of customer relationship acquired as a result of the Acquisition was $132.

The deferred financing costs consist of $318 of professional fees related to the New Senior Term Loan.

Based on the nature and period when incurred, the Company recorded various professional and legal fees related to the Acquisition of $53 and $841 in the period of February 2 through September 30, 2017 (Successor) and the period of January 1 through February 1, 2017 (Predecessor), respectively in the consolidated statement of operations. Additionally, professional fees incurred of $2,051 that were contingent upon the success of the Acquisition are not reflected in the results of operations in either the Successor or Predecessor periods but are recorded “on the line”. The Company considers any costs that are a direct consequence of the consummation of the Acquisition as contingent and recognizes these amounts in neither the Successor nor the Predecessor periods, but instead “on the line.”

As part of the Acquisition, $118,411 of the predecessor Senior Term Loans as of the Acquisition date were exchanged for Class A Units of Holdings, and the predecessor revolver facility was paid off in full through the new revolver commitment (See Note 10). As of the Acquisition date, the unamortized discount of $13,599 and unamortized deferred financing costs of $2,384 related to the senior term loans were eliminated as part of the Acquisition.

Of the 99,485 unvested Series D Units at December 31, 2016 (Predecessor), 81,226 units were forfeited at the Acquisition date in accordance with the termination agreements of the unitholders. There was no previously recognized compensation expense associated with the forfeited units. The remaining 18,259 units were vested at the Acquisition date, which is the triggering event for such vesting in accordance with the grant agreements. Because vesting was contingent on the occurrence of a liquidation or exit event, the $565 of associated unit based compensation expense is not reflected in the results of operations in either the Successor or Predecessor periods but are recorded “on the line” consistent with the election noted above. As part of the Acquisition, all vested Series D Units were then exchanged for Class F Units in Holdings. Since Holdings was obligated to replace the vested Series D Units, the fair value of the Class F Units was included as part of the purchase price consideration.

As part of the Acquisition, due to anti-dilution provisions granted to the holders of warrants in the Predecessor period, 85,000 warrants which entitled the holder to the purchase of Series B units (Predecessor) were exchanged for warrants that entitle each holder to receive 3.4167 Class F Units at an exercise price of $0.01 per unit, representing approximately 290,420 Class F Units in aggregate. The Company recorded an aggregate fair value of the warrants amounting to $210 as Member’s Interest as of the effective date of the Acquisition. The fair value of the warrants was determined using the Black-Scholes option pricing model, assuming an expected life of 2.1 years, risk-free rate of 1.21%, a volatility factor of 54.3% and dividend yield of 0%. The warrants became exercisable upon completion of the Acquisition on February 2, 2017 and will expire on February 21, 2019. The Company has granted the holders of the warrants certain “piggyback” registration rights for the resale of the Class F Units underlying the warrants. As of September 30, 2018, none of these warrants had been exercised.

14

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

On the Acquisition, the Company’s equity is 100% owned by Holdings. Holdings has seven classes of membership interest, designated as Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F Units, and Class G Units. Class A Units and Class B Units have voting rights and combined can elect the majority of the Company’s Board of Managers. All classes of units share in Holding’s distributions based on percentages as outlined in the Holding’s operating agreement. At times determined by Holdings, the Board shall issue Class G Units to any manager, officer, employee, consultant, or other party. Each Class G Unit issued is intended to be a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43.

NOTE 5 – PREPAIDS AND OTHER CURRENT ASSETS

Prepaids and other current assets include the following:

	September 30, 2018	December 31, 2017
Iron	$-	$3,904
Prepaid insurance	5,798	2,270
Recoverable costs from insurance	3,385	2,977
Other receivables	1,913	2,244
Other current assets	2,591	1,592
Total prepaid expenses and other current assets	$13,687	$12,987

In the normal course of our business, we purchase iron from vendors for use in our fracturing operations. We also rent iron from another vendor for use in some of our fleets. The purchased iron is recorded as iron as part of prepaid expenses and other current assets in the consolidated balance sheets, and amortized over a period of six months to repair and maintenance as part of cost of services in the consolidated statement of operations. After which, it is sold to another vendor in exchange for credits to be applied to future rentals of iron. The credit received at the time of sale is recorded as other receivables as part of prepaid expenses and other current assets in the consolidated balance sheets. On July 1, 2018, due to operational changes in how we manage iron, we now intend to utilize iron through the end of its useful life, which we estimate to be more than one year. As a result, effective June 30, 2018, we reclassified certain iron strings to auxiliary equipment as part of property and equipment in the consolidated balance sheets.

In March 2017, some of our turbine equipment that we use to operate our electric fleets was damaged in an accident. As a result, we incurred costs primarily to rent replacement equipment in order to continue our operations. Recoverable costs from insurance included costs of $2,935 and 2,977 we incurred as of September 30, 2018 and December 31, 2017, respectively, that we can recover from the insurance company.

In June 2018, we experienced a fire on one of our hydraulic fracturing fleets operating in Pennsylvania, damaging a portion of the hydraulic fracturing equipment. The net book value of equipment lost in the fire amounted to $3,866. In August 2018, we received insurance reimbursement amounting to $8,011 to cover the majority of the costs of replacement equipment. The excess of insurance proceeds over net book value of equipment lost was recorded as part of loss (gain) on disposal of assets in the consolidated statements of operations.

15

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

NOTE 6 – INTANGIBLE ASSETS

A summary of intangible assets as of September 30, 2018 and December 31, 2017 is as follows:

	Estimated Useful Life (in years)	Gross Carrying Value	Accumulated Amortization	Net Book Value
As of September 30, 2018
Order backlog	3	$15,345	$9,207	$6,138
Trademarks	10	3,132	522	2,610
Patents	20	22,955	1,913	21,042
Covenants not to compete	2	1,524	1,325	199
Customer relationship	1	132	132	-
		$43,088	$13,099	$29,989
As of December 31, 2017
Order backlog	3	$15,345	$4,604	$10,741
Trademarks	10	3,132	287	2,845
Patents	20	22,955	1,052	21,903
Covenants not to compete	2	1,524	729	795
Customer relationship	1	132	121	11
		$43,088	$6,793	$36,295

The intangible assets are amortized over the period the Company expects to receive the related economic benefit. Amortization expense related to amortizable intangible assets was $2,098 and $2,131 for the three months ended September 30, 2018 and 2017 (Successor), respectively. Amortization expense related to amortizable intangible assets was $6,306, $6,805, and $0 for the nine months ended September 30, 2018 (Successor), the period of February 2 through September 30, 2017 (Successor), and the period of January 1 through February 1, 2017 (Predecessor), respectively. Amortization expense related to amortizable intangible assets is included as part of depreciation and amortization in the consolidated statements of operations. On April 6, 2017, as a result of changes in customer contracts, the Company recognized an impairment loss on order backlog of $20,247. The net book value of order backlog immediately before the impairment was $35,592.

The estimated amortization expense for future periods is as follows:

Fiscal Year	Estimated Amortization Expense
Remainder of 2018	$2,099
2019	6,064
2020	1,461
2021	1,461
2022	1,461
Thereafter	17,443
Total	$29,989

16

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

NOTE 7 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	Estimated Useful Life (in years)	September 30, 2018	December 31, 2017
Fracturing equipment	1.5 to 10 years	$379,830	$315,183
Light duty vehicles	5 years	5,913	4,849
Furniture and fixture	5 years	212	171
IT equipment	3 years	4,641	3,317
Auxiliary equipment	2 to 20 years	14,662	2,845
Leasehold improvements	Term of lease	246	244
		405,504	326,609
Less: Accumulated depreciation and amortization		(129,081)	(75,321)
Property and equipment, net		$276,423	$251,288

Depreciation and amortization expense was $24,667and $21,382 for the three months ended September 30, 2018 and 2017 (Successor), respectively. Depreciation and amortization expense was $71,241, $56,209, and $4,920 for the nine months ended September 30, 2018 (Successor), the period of February 2 through September 30, 2017 (Successor), and the period of January 1 through February 1, 2017 (Predecessor), respectively.

The Company did not capitalize interest for any of the periods presented herein.

Capital leases. In August and September of 2017, we entered into two capital leases. The total amount capitalized under these capital leases was $23,660, presented as part of fracturing equipment in property and equipment, and the related accumulated depreciation was $12,709 and $4,383 as of September 30, 2018 and December 31, 2017, respectively. The Company paid $2,330 in cash as an advance on the capital leases. The future minimum lease payments related to these capital leases as of September 30, 2018 amounts to $10,223, of which total payments of $2,655 and $7,568 are due in the remainder of 2018 and in 2019, respectively.

NOTE 8 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	September 30, 2018	December 31, 2017
Accrued payroll and benefits	$8,777	$7,368
Accrued taxes	6,076	4,142
Other current liabilities	1,780	647
Accrued expenses and other current liabilities	$16,633	$12,157

NOTE 9 –NOTES PAYABLE

Successor Notes Payable

On March 15, 2017, the Company obtained insurance for its general liability, workers' compensation, umbrella, auto and pollution coverage needs. The Company made an initial down payment and entered into a premium finance agreement with a credit finance institution to pay the remainder of the premiums. The aggregate amount of the premiums financed is $4,113 at an interest rate of 5.0%. Under the terms of the agreement, the Company has agreed to pay 15 equal monthly payments of $283 beginning April 15, 2017 through maturity on June 15, 2018. The payments included interest expense of $114. The note had an outstanding balance of $0 and $1,446 as of September 30, 2018 and December 31, 2017, respectively.

17

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

On January 31, 2018, the Company obtained insurance for its directors and officers liability coverage needs. The Company entered into a premium finance agreement with a credit finance institution to pay the premiums. The aggregate amount of the premiums financed is $304 at an interest rate of 5.2%. Under the terms of the agreement, the Company has agreed to pay 9 equal monthly payments of $35 beginning February 28, 2018 through maturity on October 28, 2018. The payments included interest expense of $7. The note had an outstanding balance of $34 as of September 30, 2018.

On March 15, 2018, the Company obtained insurance for its workers' compensation and pollution coverage needs. The Company entered into a premium finance agreement with a credit finance institution to pay the premiums. The aggregate amount of the premiums financed is $1,090 at an interest rate of 4.2%. Under the terms of the agreement, the Company has agreed to pay 15 equal monthly payments of $75 beginning April 15, 2018 through maturity on June 15, 2019. The payments included interest expense of $31. The note had an outstanding balance of $661 as of September 30, 2018.

On September 15, 2018, the Company obtained insurance for its general liability, workers' compensation, umbrella, auto and pollution coverage needs. The Company entered into a premium finance agreement with a credit finance institution to pay the premiums. The aggregate amount of the premiums financed is $5,119 at an interest rate 5.5%. Under the terms of the agreement, the Company has agreed to pay 9 equal monthly payments of $582 beginning October 15, 2018 through maturity on June 15, 2019. The payments included interest expense of $118. The note had an outstanding balance of $5,119 as of September 30, 2018.

NOTE 10 – DEBT

Long-term debt consisted of the following:

	September 30, 2018	December 31, 2017
Senior Term Loans from related party	$171,232	$167,456
Revolving credit facility from related party	49,825	49,825
Equipment financing	18,491	27,081
Capital leases	11,897	19,041
Total debt	251,445	263,403
Unamortized discount on debt and debt issuance costs	(197)	(255)
Current maturities	(31,963)	(39,157)
Net Long-term debt	$219,285	$223,991

Term Loan Credit Agreement and Revolver Facility

On February 2, 2017, the Company entered into an amended and restated senior secured credit agreement (the “New Term Loan Credit Agreement”) in conjunction with the Acquisition (See Note 4), with a syndicate of lenders (the “Lenders”) and U.S. Bank National Association, as administrative and collateral agent, to define the terms of the new loan amount of $150,000 (the “New Senior Term Loan”) and the new terms of the revolver facility (“new revolving commitment”). The Lenders hold equity interests in Holdings, making them related parties to the Company. Holdings is a guarantor of the New Senior Term Loan and new revolving commitment.

The New Senior Term Loan bears interest at a per annum rate equal to LIBOR plus 9%, if paid in cash, and LIBOR plus 11%, if paid in kind. Interest is payable monthly; however, the Company has the option to defer interest payments until the end of the second year anniversary of the Acquisition date. In the event of default in payment of interest, the interest will accrue at the default rate, which is 2.0% per annum in excess of the interest rate otherwise payable. Commencing on March 31, 2018, and each quarterly date thereafter, the Company shall make principal payments equal to 1% of the aggregate principal amount of the term loans outstanding as of March 31, 2018. Interest was paid-in-kind (“PIK”) during the 2017 Successor period through February 2018, and from August 2018 to September 2018. As of September 30, 2018 and December 31, 2017, total PIK interest added to principal was $24,652 and $17,457, respectively, and presented as part of long-term debt from related party in the consolidated balance sheets. Unamortized debt issuance costs of $197 and $255 related to the New Senior Term Loan are recorded as a reduction to debt as of September 30, 2018 and December 31, 2017, respectively.

18

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

The New Senior Term Loan mature(s) on the earlier of (i) February 2, 2022, (ii) the date the New Senior Term Loan become due and payable in full, whether by acceleration or otherwise, or (iii) the date that is 90 calendar days (or such earlier or later date as may be determined in writing, provided the extension of the 90 day period is made before the maturity date) after any failure to pay the required principal installments. As of September 30, 2018, the maturity date is February 2, 2022.

The new revolving commitment is $45,000, with the ability to expand to $65,000. We exercised this ability on June 13, 2017. The interest rate per annum on the revolver facility is equal to LIBOR plus 6%, and is payable at the end of each month. As of September 30, 2018 and December 31, 2017, the outstanding principal amount of the revolving loans was $49,825, with available borrowing capacity under the terms of the new revolver facility of $15,175. The loan matures on February 2, 2022. Unamortized debt issuance costs of $7,245 and $8,758 related to the revolver facility are recorded in non-current assets as of September 30, 2018 and December 31, 2017, respectively.

The financial and performance covenants are effective beginning in the first quarter of 2019. The Company shall not permit the Total Coverage Ratio (as defined in the New Term Loan Credit Agreement) as of the last day of any fiscal quarter set forth below to be greater than the ratio set forth below opposite of such fiscal quarter:

Each Fiscal Quarter Ending on the Following Dates	Total Leverage Ratio
March 31, 2019 and each Fiscal Quarter thereafter through the Fiscal Quarter ended December 31, 2019	6.00:1.00

March 31, 2020 and each Fiscal Quarter thereafter	5:00:1:00

Equipment Financing and Capital Leases

On September 12, 2017, the Company entered into a security agreement with a financing institution for the purchase of certain fracturing equipment. The total amount financed is $2,020 and bears effective interest rate of 5.7%. The Company is required to pay 48 equal monthly payments of $47, including interest, beginning October 20, 2017 through maturity on September 20, 2021. As of September 30, 2018, the financing agreement had a balance of $1,560, of which $490 is due within one year. As of December 31, 2017, the financing agreement had a balance of $1,909, of which $470 is due within one year.

On October 1, 2017, the Company, through one of our special purpose entities (“SPEs”), entered into a security agreement with a vendor for the purchase of certain fracturing equipment. The total amount financed is $24,026 and bears effective interest rate of 8%. The Company is required to pay 14 equal monthly payments of $1,300, including interest, beginning October 31, 2017 through November 30, 2018, and a balloon payment of $7,407, including interest, upon maturity on December 31, 2018. As of September 30, 2018 and December 31, 2017, the financing agreement had a balance of $9,835 and $20,584, respectively.

The Company entered into other security agreements with financing institutions from 2014 through 2018 for the purchase of certain fracturing equipment with maturities through 2022. As of September 30, 2018, these financing agreements had a total balance of $7,096, of which $2,081 is due within one year. The weighted average interest rate for these agreements was 6.3% as of September 30, 2018. As of December 31, 2017, these financing agreements had a total balance of $4,588, of which $1,713 is due within one year. The weighted average interest rate for these agreements was 6.0% as of December 31, 2017.

In the 2017 Successor period, the Company, through one of our SPEs, entered into equipment financing leases classified as capital leases (see Note 7). As of September 30, 2018 and December 31, 2017, the outstanding capital lease obligation was $11,897 and $19,041, respectively.

19

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

Payments of Debt Obligations due by Period

Presented below is a schedule of the repayment requirements of long-term debt as of September 30, 2018:

Principal Amount
of Long-term Debt
Remainder of 2018	$16,340
2019	18,824
2020	9,335
2021	9,160
2022	197,786
Total	$251,445

NOTE 11 – MEMBER’S INTEREST

Pursuant to the Acquisition (See Note 4), Holdings became the sole member of USWS. All of the equity holders (including all preferred equity holders) of the Predecessor entity contributed their membership interests in USWS to Holdings in exchange for new membership units in Holdings. All Senior Term Lenders of USWS agreed to exchange a portion of their debt from USWS for new membership units in Holdings. Holdings then cancelled all of the membership units in exchange for 100% membership interest in USWS by issuing new classes of units.

NOTE 12 – UNIT BASED COMPENSATION

During the 2017 Successor period, Holdings entered into various Class G Unit Agreements pursuant to which 85,800 Class G Units were granted to directors, officers, and key employees of the Company as performance incentives and are generally subject to a four year vesting period. Each Class G Unit issued is intended to be a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43. These Class G Unit grants are classified as equity awards, and are subject to vesting and forfeiture under circumstances set forth in the agreements between Holdings and each such directors, officers, and key employees. The fair value of each award is determined using an option pricing model, which is then adjusted for a discount due to lack of marketability. Of the total number of Class G Unit grants, there were 15,000 Class G Units granted to an officer that vested immediately on grant date. The Company recognizes the compensation expense related to these grants from Holdings to its employees in its consolidated statement of operations with a corresponding credit to equity, representing a deemed capital contribution from Holdings. Compensation expense is recognized on a straight-line basis over the vesting period of the grant. For the three months ended September 30, 2018 and 2017, compensation expense of $895 and $828 was recorded, respectively, of which $494 and $483 are presented as part of cost of services, and $401 and $345 are presented as part of selling, general, and administrative expenses, respectively, in the consolidated statement of operations. For the nine months ended September 30, 2018 and for the period of February 2 to September 30, 2017, compensation expense of $2,802 and $3,668 was recorded, respectively, of which $1,518 and $1,095 are presented as part of cost of services, and $1,284 and $2,573 are presented as part of selling, general, and administrative expenses, respectively, in the consolidated statement of operations.

Of the total number of Class G Unit grants, a total of 20,000 Class G Units were granted to two officers, for which units remain unvested until the satisfaction of a performance condition, which is the sale of the Company, and satisfaction of a market condition. The market condition requires the Enterprise Value, as defined in the grant agreements, to be greater than $450,000 and $500,000, respectively, for the two officers at the effective date of sale of the Company. The Company will not recognize any compensation expense on these awards until the performance condition is deemed probable. The Company does not deem the performance condition probable until it occurs.

As of September 30, 2018, the unrecognized compensation cost relating to unvested awards amounted to $10,922, which is expected to be recognized over a weighted-average period of 3.0 years.

20

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

The following table summarizes the transactions related to the unit based awards for the nine months ended September 30, 2018:

		Weighted-average
	Unvested	grant-date fair value
Units at beginning of period	70,800	$225.69
Granted	-	-
Vested	(13,683)	244.93
Forfeited	-	-
Units at end of period	57,117	$221.08

NOTE 13 – EMPLOYEE BENEFIT PLAN

On March 1, 2013, the Company established the U.S. Well Services 401(k) Plan. We match 100% of employee contributions up to 6% of the employee’s salary, subject to cliff vesting after two years of service. Our matching contributions were $897 and $707 for the three months ended September 30, 2018 and 2017 (Successor), respectively, and $2,535, $1,632, and $125 for the nine months ended September 30, 2018 (Successor), the period of February 2 through September 30, 2017 (Successor), and the period of January 1 through February 1, 2017 (Predecessor), respectively. Our matching contributions are included in cost of services and selling, general and administrative expenses in the consolidated statements of operations.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Sand Purchase Agreements

The Company entered into agreements for the supply of proppant for use in its hydraulic fracturing operations. Under the terms of these agreements, the Company is subject to minimum purchase quantities on a monthly, quarterly, or annual basis at fixed prices or may pay penalties in the event of any shortfall.

The following is a schedule of the contracted volumes in dollars and minimum commitments under the proppant supply purchase agreements as of September 30, 2018:

		Minimum
	Contracted	Commitments
Remainder of 2018	$24,815	$15,574
2019	100,036	32,648
2020	59,953	18,998
2021	46,485	14,448
2022	9,186	9,333
Thereafter	2,625	2,667
Total	$243,100	$93,668

The minimum commitments represent the aggregate amounts that we would be obligated to pay in the event that we procured no additional proppant under the contracts subsequent to September 30, 2018.

21

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

Operating Lease Agreements

The Company has various operating leases for facilities with terms ranging from 24 to 36 months.

Rent expense for the three months ended September 30, 2018 and 2017 (Successor) was $557 and $354, respectively, of which $488 and $287 are recorded as part of cost of services and $69 and $67 are recorded as part of selling, general and administrative expenses in the consolidated statements of operations. Rent expense for the nine months ended September 30, 2018 (Successor), for the period of February 2 through September 30, 2017 (Successor), and for the period of January 1 to February 1, 2017 (Predecessor) was $1,563, $833, and $84, respectively, of which $1,360, $656, and $64 are recorded as part of cost of services and $203, $177, and $20 are recorded as part of selling, general and administrative expenses in the consolidated statements of operations.

The following is a schedule of minimum future payments on non-cancelable operating leases as of September 30, 2018:

Remainder of 2018	$516
2019	1,420
2020	608
2021	423
2022	237
Thereafter	40
Total minimum future rentals	$3,244

Self-insurance

Beginning June 2014, the Company established a self-insured plan for employees’ healthcare benefits except for losses in excess of varying threshold amounts. The Company charges to expense all actual claims made during each reporting period, as well as an estimate of claims incurred, but not yet reported. The amount of estimated claims incurred, but not reported as of September 30, 2018 and December 31, 2017 was $276 and $608, respectively, and was reported as accrued expenses in the consolidated balance sheets. We believe that the liabilities we have recorded are appropriate based on the known facts and circumstances and do not expect further losses materially in excess of the amounts already accrued for existing claims.

NOTE 15 – RELATED PARTY TRANSACTIONS

Our Lenders hold equity interest in Holdings, therefore we consider transactions related to the New Term Loan Credit Agreement as related party transactions. See Note 10 for a discussion of these transactions and impact on the consolidated financial statements as of September 30, 2018 and December 31, 2017.

In January 2018, Joel Broussard, the Chief Executive Officer of USWS, in his individual capacity, reached verbal agreement to form a joint venture (the “JV”) with Dragon Products, LLC. (“Dragon”) to manufacture conventional hydraulic fracturing pumps in Dragon’s Lafayette, Louisiana manufacturing facility. USWS is not in the business of manufacturing pumps and, regardless, was not in a position at the time to enter into the JV. The JV was both disclosed to members of the board of USWS and permitted under the terms of Mr. Broussard’s employment contract.

In April 2018, USWS entered into a two-year contract with a new customer to provide the customer with a conventional hydraulic fracturing fleet. USWS conducted a bid process to acquire the pumps necessary to fulfil the contract and Dragon participated in the bid process. The results of the bid process were presented to the full board of USWS for review and discussion along with a full disclosure of the details of the JV with Dragon. USWS’ board approved the purchase of the pumps from Dragon (with the pumps to be manufactured by the JV) based on the equipment quality, price, financing terms and Dragon’s ability to deliver the pumps on schedule. USWS plans to purchase pumps from Dragon at a total cost of approximately $39.2 million. As of September 30, 2018, total payments of $10.9 million consisting of an initial deposit of $1.6 million and an additional payment of $9.3 million were paid to Dragon for purchases of equipment. In August 2018, Mr. Broussard sold all of his interest in the JV to Dragon.

During the 2017 Successor period, Holdings granted 85,800 Class G Units to certain directors, officers, and key employees of the Company. See Note 12 for a discussion of these transactions and impact on the consolidated financial statements as of September 30, 2018 and December 31, 2017.

22

U.S. WELL SERVICES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollars in thousands, except per unit amounts)

During the 2017 Predecessor period, the Company made purchases of silica dust control solutions amounting to $244 from a vendor which is in part owned by one of the member of our Board of Managers (“board member”). The board member is no longer serving in any capacity at the Company post Acquisition.

NOTE 16 – SUBSEQUENT EVENTS

On November 9, 2018, Holdings and Matlin & Partners Acquisition Corporation (“MPAC”), a publicly traded special purpose acquisition company, completed a business combination. At closing, the combined company was organized in an umbrella partnership corporation (“UP-C”) structure, and MPAC changed its name to U.S. Well Services, Inc. (“USWS Inc.”). USWS Inc. trades its Class A Common Stock and public warrants on The Nasdaq Capital Market under the symbols “USWS” and “USWSW”, respectively. The business combination was accounted for as a reverse recapitalization with Holdings treated as the acquirer for financial reporting purposes.

As a result of the business combination, on November 9, 2018 all unvested Class G units (see Note 12) became fully vested in accordance with the Class G Unit Agreements, and all related party debt (See Note 10) was paid in full.

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